NOTICE OF RESTRICTED STOCK AWARD
IZEA Worldwide, Inc.
2011 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 18, 2020)

Granted to:
Grant Date:
Number of Shares:
Fair Mkt Value per Share on Grant Date:	$

This Restricted Stock Award (the “Award”) is an agreement made between IZEA Worldwide, Inc., a
Nevada corporation, (the “Company”) and you (the “Participant”) under the provisions of the Company’s 2011 Equity Incentive Plan (as amended and restated) (the “Plan”), to grant the number of Shares of the Common Stock of the Company set forth above, subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Award (collectively, the “Agreement”). The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

Vesting Schedule:
Subject to the provisions contained in Paragraphs 4, 5, and 6 of the Terms and Conditions, this Restricted Stock Award shall vest, and the applicable Restrictions set forth in the Terms and Conditions shall lapse, in accordance with the following schedule, in the event the Participant does not have a Separation from Service prior to the applicable vesting date:

Vesting Date(s):	Shares Vesting:
Vested upon grant	All

Acceleration of Vesting on Change in Control: In the event that a Change in Control of the Company occurs during the Participant's Continuous Service, the shares of Restricted Stock subject to this Award shall become immediately vested as of the date of the Change in Control.

By signing below, the Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

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IN WITNESS WHEREOF, the Company has caused this Award to be executed by its duly authorized officer and the parties hereto, intending to be legally bound, and executed as of the Grant Date written above.

IZEA WORLDWIDE, INC.

Agreed and Accepted:

PARTICIPANT:

By:         Edward H. (Ted) Murphy
President and Chief Executive Officer

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TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

The Restricted Stock Award (the “Award”) granted by IZEA Worldwide, Inc. (the “Company”) to the Participant specified in the Notice of Restricted Stock Award (the “Notice”) to which these Terms and Conditions of Restricted Stock Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms. Together, the Notice, all exhibits to the Notice and these
Terms constitute the “Agreement.” A Prospectus describing the Plan has been delivered to the Participant. The Plan itself is available upon request. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

The Board has approved an award to the Participant of a number of shares of the Company’s Common Stock, conditioned upon the Participant’s acceptance of the provisions set forth in the Notice and these Terms within 60 days after the Notice and these Terms are presented to the Participant for review.

1.Grant of Restricted Stock.

(a)Subject to the terms and conditions of the Plan, as of the Grant Date, the Company grants to the Participant the number of Shares of Common Stock set forth in the Notice (the “Restricted Shares”), subject to the restrictions set forth in Paragraph 2 of these Terms, the provisions of the Plan and the other provisions contained in these Terms. If and when the restrictions set forth in Paragraph 2 expire in accordance with these Terms without forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, such shares shall no longer be considered Restricted Shares for purposes of these Terms.

(b)As soon as practicable after the Grant Date, the Company shall direct that a stock certificate or certificates representing the applicable Restricted Shares be registered in the name of and issued to the Participant. Such certificate or certificates shall be held in the custody of the Company or its designee until the expiration of the applicable Restricted Period (as defined in Paragraph 3). Upon the request of the Company, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

(c)Except as provided in Paragraph 1(d), in the event that a certificate for the Restricted Shares is delivered to the Participant, such certificate shall bear the following legend (the “Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

In addition, the stock certificate or certificates for the Restricted Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

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(d)As soon as administratively practicable following the expiration of the Restricted Period without a forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, including, but not limited to, the payment by the Participant of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Participant a certificate or certificates for the applicable Restricted Shares which shall not bear the Legend.

2.Restrictions.

(a)The Participant shall have all rights and privileges of a stockholder as to the Restricted Shares, including the right to vote the Restricted Shares, except that the following restrictions shall apply:

(i)any cash dividends declared and payable with respect to the Restricted Shares during the Restricted Period shall be accrued and held by the Company during the Restricted Period and shall be payable to the Participant, without interest, only if and to the extent the Restricted Shares shall become vested;

(ii)the Participant shall not be entitled to delivery of the certificate or certificates for the Restricted Shares or any accrued dividends until the expiration of the Restricted Period without a forfeiture of the Restricted Shares and upon the satisfaction of all other applicable conditions;

(ii)none of the Restricted Shares may be sold, transferred (other than by will or the laws of descent and distribution), assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares; and

(iii)all of the Restricted Shares, and any related accrued dividends, shall be forfeited and returned to the Company and all rights of the Participant with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 4.

(b)Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth in these Terms shall be void and of no effect.

3.Restricted Period and Vesting. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the Restricted Shares, or such applicable portion of the Restricted Shares, are deemed vested under the schedule set forth in the Notice (including any applicable accelerated vesting provisions set forth in the Notice).

4.Forfeiture.

(a)Subject to Paragraph 6 below, if during the Restricted Period (i) the Participant incurs a Separation from Service, (ii) there occurs a material breach of the Notice or these Terms by the Participant or (iii) the Participant fails to meet the tax withholding obligations described in Paragraph 5(b), all rights of the Participant to the Restricted Shares and any related accrued dividends that have not vested in accordance with Paragraph 3 as of the date of such Separation from Service (including pursuant to any applicable accelerated vesting provisions set forth in the Notice) shall terminate immediately and be forfeited in their entirety.

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(b)In the event of any forfeiture under this Paragraph 4, the certificate or certificates representing the forfeited Restricted Shares shall be canceled to the extent of any Restricted Shares that were forfeited. The Participant does hereby irrevocably constitute and appoint the Company’s Chief Financial Officer as Participant’s attorney to transfer any forfeited Restricted Shares on the books of the Company with full power of substitution in the premises. The Chief Financial Officer shall use the authority granted in this paragraph 4(b) to cancel any Restricted Shares that are forfeited.

5.Withholding.

(a)Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items owed by the Participant is and remains the Participant’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Award or the subsequent sale of Shares; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.

(b)Prior to vesting of the Award, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all minimum withholding obligations of the Company. In this regard, the Participant authorizes the Company to withhold all applicable minimum Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company or from proceeds of the sale of the Shares. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of Shares that the Participant acquires to meet the minimum withholding obligation for Tax-Related Items, and/or (ii) withhold Shares otherwise deliverable upon vesting, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, the Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver Shares upon vesting of the Award if the Participant fails to comply with the Participant’s obligations in connection with the Tax- Related Items as described in this Section 5.

(c)Upon becoming entitled to receive Shares at the end of the applicable restriction period without forfeiture, the Participant will have ordinary income in an amount equal to the fair market value of the Shares at that time. However, if the Participant makes an election under Section 83(b) of the Code within 30 days of the date of grant, the Participant will have ordinary taxable income on the date of grant equal to the fair market value of the Shares of restricted stock as if the Shares were unrestricted and could be sold immediately. If the Participant forfeits the Shares subject to such election, the Participant will not be entitled to any deduction, refund, or loss for tax purposes. Upon sale of the Shares after the forfeiture period has expired, the holding period to determine whether the Participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the Shares when the restriction period expires. However, if the Participant timely elects to be taxed as of the date of grant, the holding period commences on the date of grant and the tax basis will be equal to the fair market value of the Shares on the date of grant as if the Shares were then unrestricted and could be sold immediately.

6.Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and the Plan

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and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this restricted stock award.

7.Regulatory Restrictions on the Restricted Shares. Notwithstanding the other provisions of this Agreement, the Board shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of Common Stock with respect to this Award unless and until the Board determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Board has determined that an exemption therefrom is available,
(ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

8.Miscellaneous.

(a)Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.

(b)Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations, or liabilities.

(e)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law, and applicable Federal law.

(g)Venue. Any arbitration, legal or equitable action or any proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from the Agreement, or any provision hereof, shall exclusively be filed and adjudicated in Orange County, Florida and no other venue.

(h)Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

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(i)Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Participant, materially impair the Participant’s rights with respect to the Award. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan, the Award, and the Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Participant.

(j)No Right to Continued Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.

(k)Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver, and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

(l)Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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